FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2013 Financial Results

Achieves 8% adjusted operating margin and 14% year-over-year revenue growth

HANOVER, Md. - September 4, 2013 - Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced unaudited financial results for its fiscal third quarter ended July 31, 2013.

For the fiscal third quarter 2013, Ciena reported revenue of $538.4 million.

On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal third quarter 2013 was $(1.2) million, or $(0.01) per common share, which compares to a GAAP net loss of $(29.8) million, or $(0.30) per common share, for the fiscal third quarter 2012.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2013 was $26.2 million, or $0.23 per common share, which compares to an adjusted (non-GAAP) net loss of $(4.1) million, or $(0.04) per common share, for the fiscal third quarter 2012.

"Differentiated by our specialist strategy, we have increased our market share, achieved steady growth, and delivered improved and more consistent financial performance over the last several quarters," said Gary Smith, president and CEO. "We believe that by expanding our role in the industry and extending our reach within our markets, we will be positioned to deliver greater profitability that is more sustainable over time."

Fiscal Third Quarter 2013 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarterly and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q3	Q2	Q3	Period Change
	FY 2013	FY 2013	FY 2012	Q-T-Q*	Y-T-Y*
Revenue	$538.4	$507.7	$474.1	6.0%	13.6%
Gross margin	42.4%	41.3%	38.2%	1.1%	4.2%
Operating expense	$213.4	$220.1	$196.6	(3.0)%	8.5%
Operating margin	2.8%	(2.1)%	(3.2)%	4.9%	6.0%

	Non-GAAP Results
	Q3	Q2	Q3	Period Change
	FY 2013	FY 2013	FY 2012	Q-T-Q*	Y-T-Y*
Revenue	$538.4	$507.7	$474.1	6.0%	13.6%
Adj. gross margin	43.6%	42.5%	39.6%	1.1%	4.0%
Adj. operating expense	$190.4	$197.4	$175.6	(3.5)%	8.4%
Adj. operating margin	8.2%	3.7%	2.5%	4.5%	5.7%

	Revenue by Segment
	Q3 FY 2013		Q2 FY 2013		Q3 FY 2012
	Revenue	%	Revenue	%	Revenue	%
Converged Packet Optical	$302.0	56.1	$294.3	57.9	$246.5	52.0
Packet Networking	61.6	11.4	54.2	10.7	30.2	6.4
Optical Transport	66.2	12.3	57.4	11.3	89.8	18.9
Software and Services	108.6	20.2	101.8	20.1	107.6	22.7
Total	$538.4	100.0	$507.7	100.0	$474.1	100.0

* Denotes % change, or in the case of margin, absolute change

Additional Performance Metrics for Fiscal Third Quarter 2013

•	Non-U.S. customers contributed 37% of total revenue

•	Two customers accounted for greater than 10% of revenue and represented 31.8% of total revenue

•	Cash and investments totaled $493.2 million

•	Cash flow from operations totaled $42.0 million

•	Free cash flow totaled $31.6 million

•	Average days' sales outstanding (DSOs) were 72

•	Accounts receivable balance was $430.4 million

•	Inventories totaled $235.5 million, including:

◦	Raw materials: $51.5 million

◦	Work in process: $7.9 million

◦	Finished goods: $147.8 million

◦	Deferred cost of sales: $71.0 million

◦	Reserve for excess and obsolescence: $(42.7) million

•	Product inventory turns were 4.2

•	Headcount totaled 4,680

Business Outlook for Fiscal Fourth Quarter 2013
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects fiscal fourth quarter 2013 financial performance to include:

•	Revenue in the range of $550 to $580 million

•	Adjusted (non-GAAP) gross margin in the low 40s percent range

•	Adjusted (non-GAAP) operating expense in the high $190s million range

Live Web Broadcast of Unaudited Fiscal Third Quarter 2013 Results
Ciena will host a discussion of its unaudited fiscal third quarter 2013 results with investors and financial analysts today, Wednesday, September 4, 2013 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at http://www.ciena.com/. To accompany its live broadcast, Ciena has posted to the Investor Relations page of its website at: www.ciena.com/investors a presentation for investors that includes certain highlighted information to be discussed on the call and certain historical results of operation. An archived transcript of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: www.ciena.com/investors.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include Ciena's "Business Outlook for Fiscal Fourth Quarter of 2013" as well as: "Differentiated by our specialist strategy, we have increased our market share, achieved steady growth, and delivered improved and more consistent financial performance over the last several quarters."; "We believe that by expanding our role in the industry and extending our reach within our markets, we will be positioned to deliver greater profitability that is more sustainable over time."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q filed with the Securities and Exchange Commission on June 12, 2013. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with OPn, its approach for building open next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn (http://www.linkedin.com/company/ciena). Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended July 31,		Nine Months Ended July 31,
	2012	2013	2012	2013
Revenue:
Products	$373,418	$437,442	$1,091,817	$1,203,716
Services	100,672	100,914	276,575	295,445
Total revenue	474,090	538,356	1,368,392	1,499,161
Cost of goods sold:
Products	225,238	247,768	657,362	683,730
Services	67,531	62,367	179,012	181,902
Total cost of goods sold	292,769	310,135	836,374	865,632
Gross profit	181,321	228,221	532,018	633,529
Operating expenses:
Research and development	88,315	93,069	268,378	282,981
Selling and marketing	65,397	75,613	192,325	216,676
General and administrative	27,876	32,066	84,210	91,157
Amortization of intangible assets	12,714	12,440	39,152	37,332
Restructuring costs	2,291	202	5,864	6,741
Total operating expenses	196,593	213,390	589,929	634,887
Income (loss) from operations	(15,272)	14,831	(57,911)	(1,358)
Interest and other income (loss), net	(2,458)	(3,167)	(11,732)	(6,020)
Interest expense	(9,597)	(10,972)	(28,813)	(33,096)
Loss on extinguishment of debt	—	—	—	(28,630)
Income (loss) before income taxes	(27,327)	692	(98,456)	(69,104)
Provision for income taxes	2,490	1,923	6,794	6,530
Net loss	$(29,817)	$(1,231)	$(105,250)	$(75,634)
Basic net loss per common share	$(0.30)	$(0.01)	$(1.06)	$(0.74)
Diluted net loss per potential common share	$(0.30)	$(0.01)	$(1.06)	$(0.74)
Weighted average basic common shares outstanding	99,530	102,713	98,922	101,951
Weighted average dilutive potential common shares outstanding	99,530	102,713	98,922	101,951

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	October 31, 2012	July 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$642,444	$378,179
Short-term investments	50,057	99,981
Accounts receivable, net	345,496	430,424
Inventories	260,098	235,530
Prepaid expenses and other	117,595	160,363
Total current assets	1,415,690	1,304,477
Long-term investments	—	15,022
Equipment, furniture and fixtures, net	123,580	114,041
Other intangible assets, net	257,137	203,652
Other long-term assets	84,736	90,163
Total assets	$1,881,143	$1,727,355
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$179,704	$208,707
Accrued liabilities	209,540	240,140
Deferred revenue	79,516	92,277
Convertible notes payable	216,210	—
Total current liabilities	684,970	541,124
Long-term deferred revenue	27,560	25,213
Other long-term obligations	31,779	33,279
Long-term convertible notes payable	1,225,806	1,210,907
Total liabilities	$1,970,115	$1,810,523
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 100,601,792 and 103,121,807 shares issued and outstanding	1,006	1,031
Additional paid-in capital	5,797,765	5,882,360
Accumulated other comprehensive loss	(3,354)	(6,536)
Accumulated deficit	(5,884,389)	(5,960,023)
Total stockholders’ equity (deficit)	(88,972)	(83,168)
Total liabilities and stockholders’ equity (deficit)	$1,881,143	$1,727,355

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended July 31,
	2012	2013
Cash flows from operating activities:
Net loss	$(105,250)	$(75,634)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	—	28,630
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	43,514	42,613
Share-based compensation costs	23,656	28,032
Amortization of intangible assets	55,965	53,485
Provision for inventory excess and obsolescence	19,071	15,301
Provision for warranty	23,495	15,148
Other	8,414	8,384
Changes in assets and liabilities:
Accounts receivable	37,223	(86,808)
Inventories	(34,038)	9,267
Prepaid expenses and other	10,890	(56,958)
Accounts payable, accruals and other obligations	35,632	49,253
Deferred revenue	(22,071)	10,414
Net cash provided by operating activities	96,501	41,127
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(33,000)	(31,884)
Restricted cash	3,546	1,921
Purchase of available for sale securities	—	(144,893)
Proceeds from maturities of available for sale securities	—	80,062
Proceeds from sale of cost method investment	524	—
Net cash used in investing activities	(28,930)	(94,794)
Cash flows from financing activities:
Payment of long term debt	—	(216,210)
Payment for debt and equity issuance costs	—	(3,670)
Payment of capital lease obligations	(1,231)	(2,370)
Proceeds from issuance of common stock	12,022	14,060
Net cash provided by (used in) financing activities	10,791	(208,190)
Effect of exchange rate changes on cash and cash equivalents	(3,026)	(2,408)
Net increase (decrease) in cash and cash equivalents	78,362	(261,857)
Cash and cash equivalents at beginning of period	541,896	642,444
Cash and cash equivalents at end of period	$617,232	$378,179
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$18,978	$21,674
Cash paid during the period for income taxes, net	$7,807	$7,117
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$2,686	$1,222
Fixed assets acquired under capital leases	$6,033	$2,538

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended
	July 31,
	2012	2013
Gross Profit Reconciliation
GAAP gross profit	$181,321	$228,221
Share-based compensation-products	564	658
Share-based compensation-services	332	461
Amortization of intangible assets	5,385	5,384
Total adjustments related to gross profit	6,281	6,503
Adjusted (non-GAAP) gross profit	$187,602	$234,724
Adjusted (non-GAAP) gross profit percentage	39.6%	43.6%

Operating Expense Reconciliation
GAAP operating expense	$196,593	$213,390
Share-based compensation-research and development	1,841	2,054
Share-based compensation-sales and marketing	2,589	3,562
Share-based compensation-general and administrative	1,547	3,198
Acquisition and integration costs	6	—
Amortization of intangible assets	12,714	12,440
Restructuring costs	2,291	202
Settlement of patent litigation	—	1,500
Total adjustments related to operating expense	20,988	22,956
Adjusted (non-GAAP) operating expense	$175,605	$190,434

Income (Loss) from Operations Reconciliation
GAAP income (loss) from operations	$(15,272)	$14,831
Total adjustments related to gross profit	6,281	6,503
Total adjustments related to operating expense	20,988	22,956
Adjusted (non-GAAP) income from operations	$11,997	44,290
Adjusted (non-GAAP) operating margin percentage	2.5%	8.2%

Net Income (Loss) Reconciliation
GAAP net loss	$(29,817)	$(1,231)
Total adjustments related to gross profit	6,281	6,503
Total adjustments related to operating expense	20,988	22,956
Non-cash interest expense	—	267
Change in fair value of embedded redemption feature	(1,570)	(2,290)
Adjusted (non-GAAP) net income (loss)	$(4,118)	$26,205

Weighted average basic common shares outstanding	99,530	102,713
Weighted average dilutive potential common shares outstanding [1]	99,530	144,277

Net Income (Loss) per Common Share
GAAP diluted net loss per common share	$(0.30)	$(0.01)
Adjusted (non-GAAP) diluted net income (loss) per common share [2]	$(0.04)	$0.23

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income (loss) per common share for the fiscal third quarter of 2013 includes 1.9 million shares underlying certain stock options and restricted stock units, 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due March 15, 2015, 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, and 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018.

2.
The calculation of Adjusted (non-GAAP) diluted net income (loss) per common share for the fiscal third quarter of 2013 requires adding back interest expense of approximately $2.1 million associated with Ciena's 4.0% convertible senior notes, due March 15, 2015, approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, and approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 to the Adjusted (non-GAAP) net income (loss) in order to derive the numerator for the Adjusted earnings per common share calculation.

* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•
Acquisition and integration costs - reflects transaction expense, and consulting and third party service fees associated with the acquisition of the Nortel MEN Business and the integration of this business into Ciena's operations.

•
Restructuring costs - costs incurred as a result of restructuring activities (or in the case of recoveries, previous restructuring activities) taken to align resources with perceived market opportunities.

•	Settlement of patent litigation - included in general and administrative expense during the third quarter of fiscal 2013 is a $1.5 million patent litigation settlement.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•
Change in fair value of embedded redemption feature - a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015.